Exhibit 99.4

REVOCABLE PROXY DELANCO BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS ______________, 2013 :___ _.M., LOCAL TIME THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints the official proxy committee of Delanco Bancorp, Inc., consisting of _________________ and _________________, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Delanco Bancorp, Inc. which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on ______________, 2013 at ___:___ _.m., local time, at 615 Burlington Avenue, Delanco, New Jersey and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows: Mark here fr address change. Comments: FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PLEASE MARK VOTES X AS IN THIS EXAMPLE 1. The approval of a plan of conversion and reorganization For Against Abstain 3. The election as directors of all nominees listed (unless the pursuant to which: (A) Delanco MHC, which currently “For All Except” box is marked and the instructions below owns approximately 55.0% of the common stock of are complied with). Delanco Bancorp, will merge with and into Delanco Bancorp, with Delanco John A. Latimer, Daniel R. Roccato, and James W. Verner Bancorp being the surviving entity; (B) Delanco Bancorp will merge with and into new Delanco Bancorp, a New Jersey corporation recently formed to be the INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For holding company for Delanco Federal Savings Bank, with new Delanco All Except” and write that nominee’s name in the space provided below. Bancorp being the surviving entity; (C) the outstanding shares of Delanco Bancorp, other than those held by Delanco MHC, will be converted into shares of common stock of new Delanco Bancorp; and (D) new Delanco Bancorp will offer shares of its common stock for sale in a subscription offering and, if For Against Abstain necessary, in a direct community offering and/or syndicated community offering. 4. The ratification of the appointment of Connolly, Grady & Cha, P.C. as independent registered public accountants 2. The following informational proposals: For Against Abstain for the fiscal year ending March 31, 2014. 2a Approval of a provision in new Delanco Bancorp’s certificate of incorporation requiring a super- For Against Abstain majority vote to approve certain amendments to new 5. The approval of the adjournment of the annual meeting, if Delanco Bancorp’s certificate of incorporation. necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual For Against Abstain 2b Approval of a provision in new Delanco Bancorp’s meeting to approve the plan of conversion. certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE new Delanco Bancorp’s outstanding voting stock. LISTED PROPOSALS. This proxy is revocable and will be voted as directed, but if no instructions are Please be sure to date and sign Date specified, this proxy, properly signed and dated, will be voted “FOR” each of the this proxy card in the box below. proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers Sign above Co-holder (if any) sign above discretionary authority on the Proxy Committee of the Board of Directors to vote Please sign exactly as your name appears on this card. When signing as attorney, executor, (1) with respect to the election of any person as director, where the nominees are administrator, trustee or guardian, please give your full title. If shares are held jointly, each unable to serve or for good cause will not serve and (2) matters incident to the holder may sign but only one signature is required. conduct of the meeting.

Dear ESOP Participant:

On behalf of the Board of Directors, please find enclosed a voting instruction card for the purpose of conveying your voting instructions to the trustee of the Delanco Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), on the proposals presented at the Annual Meeting of Stockholders of Delanco Bancorp, Inc. (the “Company”) on             , 2013. Also enclosed is a Notice and Proxy Statement/Prospectus for the Company’s Annual Meeting of Stockholders.

As a participant in the ESOP, you are entitled to instruct the trustee how to vote the shares of Company common stock allocated to your account as of             , 2013, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the trustee on or before             , 2013. If you do not direct the trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

The ESOP trustee will vote the unallocated shares of common stock held in the ESOP trust in a manner calculated to most accurately reflect the voting instructions received from ESOP participants, subject to its fiduciary duties. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Delanco Federal Savings Bank.

Please complete, sign and return the enclosed ESOP voting instruction card in the accompanying postage paid envelope.

Sincerely,

James E. Igo
Chairman, President and Chief Executive Officer

VOTING INSTRUCTION CARD
DELANCO BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
______________, 2013
___:___ _.M., LOCAL TIME

The undersigned hereby directs the Trustee of the Delanco Federal Savings Bank Employee Stock Ownership Plan (the "ESOP") to vote all shares of Delanco Bancorp, Inc. (the "Company") credited to the undersigned's account for which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on ______________, 2013 at ___:___ _.m., local time, at 615 Burlington Avenue, Delanco, New Jersey and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

Mark here for address change. ☐

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Comments:

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FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

E S O P

Proposal	For	Against	Abstain
1. The approval of a plan of conversion and reorganization pursuant to which: (A) Delanco MHC, which currently owns approximately 55.0% of the common stock of Delanco Bancorp, will merge with and into Delanco Bancorp, with Delanco Bancorp being the surviving entity; (B) Delanco Bancorp will merge with and into new Delanco Bancorp, a New Jersey corporation recently formed to be the holding company for Delanco Federal Savings Bank, with new Delanco Bancorp being the surviving entity; (C) the outstanding shares of Delanco Bancorp, other than those held by Delanco MHC, will be converted into shares of common stock of new Delanco Bancorp; and (D) new Delanco Bancorp will offer shares of its common stock for sale in a subscription offering and, if necessary, in a direct community offering and/or syndicated community offering.	☐	☐	☐

2. The following informational proposals:

Proposal	For	Against	Abstain
2a Approval of a provision in new Delanco Bancorp's certificate of incorporation requiring a super-majority vote to approve certain amendments to new Delanco Bancorp's certificate of incorporation.	☐	☐	☐
2b Approval of a provision in new Delanco Bancorp's certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Delanco Bancorp's outstanding voting stock.	☐	☐	☐

Please be sure to date and sign this voting instruction card in the box below.	Date

Sign above ______________ Co-holder (if any) sign above

Proposal	For	With-hold	For All Except
3. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with). John A. Latimer, Daniel R. Roccato, and James W. Verner	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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Proposal	For	Against	Abstain
4. The ratification of the appointment of Connolly, Grady & Cha, P.C. as independent registered public accountants for the fiscal year ending March 31, 2014.	☐	☐	☐
5. The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

This voting instruction card, when properly executed and returned, will be voted as directed by the participant.

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